UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

FEDERAL LIFE INSURANCE COMPANY

AUTHORIZING

FEDERAL LIFE VARIABLE ANNUITY ACCOUNT - A

The undersigned, being all of the members of the Board of Directors of Federal Life Insurance Company (the “Board”), an Illinois insurance company (the “Company”), acting by written consent, do hereby approve and adopt the following recitals and resolutions:

WHEREAS, the Federal Life Insurance Company (the “Company”) has previsously established the Federal Life Variable Annuity Account – A (the “Seperate Account”); and

WHEREAS, the Seperate Account previously ceased accepting new investments; and

WHEREAS, the Board deems it to be in the best interest of the Company for the Seperate Account to begin accepting new investments.

NOW, THEREFORE, BE IT RESOLVED, that the form of the Individual Single Premium Variable Deferred Annuity Contract (Variable Annuity) and associated schedules and riders (herein called the “Contracts”) submitted to this meeting are hereby approved, and the Contracts are hereby adopted for use by the Company with such modifications therein as the President, Executive Vice President, a Vice President, the Secretary or an Assistant Secretary shall approve, such approval to be evidenced by their signatures or facsimile signatures thereto.

FURTHER RESOLVED, that it is desirable and in the best interests of the Company that the Contracts be offered for sale in various states. The Chairman, President and Chief Executive Officer, Chief Financial Officer and such other persons as designated by the President and Chief Executive Officer (the “Authorized Officers”) are hereby authorized to determine the state or states in which the appropriate action shall be taken to obtain the requisite qualification, registration and/or authorization for the sale of the Contracts as said Officers may deem advisable; the Officers of the Company are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable to comply with the applicable securities, insurance and other laws of any such states, and in connection therewith to execute and file all requisite documents, including, but not limited to, the Contract, applications, reports, surety bonds, and irrevocable consents and appointments of attorney for service of process; the execution by the Officers of any such document or the doing by them or any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents so executed and the actions so taken.

FURTHER RESOVLED, that the Board hereby authorizes the steps necessary to proceed with the filing of the registration statement for the Separate Account on Form N-4, including any agreements, instruments and documents contemplated thereby.

FURTHER RESOLVED, that the Authorized Officers hereby are, and each of them with the full authority to act without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Company, (i) to prepare, or cause to be prepared, execute and deliver the N-4 Registration Statement in substantially such form, with such changes therein and modifications thereof, as any such Authorized Officer, by his or her execution thereof, shall approve (the “N-4 Registration Statement”), (ii) to procure all necessary signatures thereto, (iii) as applicable, to submit on a confidential basis, and thereafter, when so executed, to file such N-4 Registration Statement with the SEC, (iv) to pay or cause to be paid any SEC fees associated with the filing of the N-4 Registration Statement, and (v) to take such further actions as such Authorized Officer deems necessary or advisable in order that the N-4 Registration Statement become, and continue to be, effective under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”); and that the form, terms and provisions thereof shall be approved by any such Authorized Officer.

FURTHER RESOLVED, that the Authorized Officers hereby are, and each of them with the full authority to act without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to prepare and file with the SEC such further amendments, including post-effective amendments, to the N-4 Registration Statement under the Securities Act and the 1940 Act (together with appropriate exhibits) as any such Authorized Officer shall deem necessary, proper, advisable or desirable and to prepare and file a request for acceleration of the effective date of the N-4 Registration Statement and to prepare and file such further amendments within any other jurisdiction as may be required with respect to any filings made therewith.

FURTHER RESOLVED, that the Authorized Officers hereby are, and each of them with the full authority to act without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to appear before the SEC in connection with any matter relating to the N-4 Registration Statement and any amendments thereto.

FURTHER RESOLVED, the Board hereby authorizes the investment of any amounts paid to the Company in connection with the Contracts in the manner set forth in the N-4 Registration Statement.

FURTHER RESOLVED, that the Authorized Officers may execute distribution agreements with Fed Mutual Financial Services, Inc., and such other agreements with dealers, agents, transfer agents and record-keeping services as may in their discretion be advisable and proper under the circumstances.

FURTHER RESOLVED, the Authorized Officers of the Company are hereby authorized to execute and deliver such instruments and to take such further action as may in their judgment be necessary or desirable to implement the foregoing Resolutions and to enable the Company to transact the business of issuing and selling such Contracts.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this consent as of this 21 day of February, 2019.

/s/ Joseph D. Austin	/s/ William S. Austin
Joseph D. Austin	William S. Austin

/s/ Michael Austin	/s/ Wayne R. Ebersberger
Michael Austin	Wayne R. Ebersberger

/s/ William H. Springer	/s/ James H. Stacke
William H. Springer	James H. Stacke

/s/ Matthew T. Popoli	/s/ Craig A. Huff
Matthew T. Popoli	Craig A. Huff

Being the entire Board of Directors of Federal Life Insurance Company